Exhibit 99.1

Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400
For Immediate Release
June 30, 2006

	Contact:	Kit M. Cole
CEO, Epic Bancorp
415-526-6400

Epic Bancorp Announces
Issuance of Trust Preferred Securities

San Rafael, CA—June 30, 2006 – Epic Bancorp (Nasdaq: EPIK) (the “Company”) announced that it completed a private issuance of $3.0 million in trust preferred securities (the “Trust Preferred Securities”) as part of a pooled securitization transaction with several other financial institutions on June 29, 2006.

The Trust Preferred Securities will bear a floating interest rate of three-month LIBOR plus 1.75 percent, and will mature on September 1, 2036. The interest rate resets quarterly and the initial rate is set at a pretax interest cost of 7.25%. The Trust Preferred Securities were issued through a newly formed trust, San Rafael Capital Trust II. The Trust Preferred Securities can be prepaid at par starting September 1, 2011.

The Company intends to use the net proceeds from the transactions for general corporate purposes, including support for continued growth in Tamalpais Bank and Epic Wealth Management.

Kit Cole, Chief Executive Officer of the Company, stated, “The issuance of these securities allows the Company to efficiently access capital without diluting existing shareholders equity. This capital should provide the opportunity to grow both Tamalpais Bank and Epic Wealth Management and to further strengthen our market presence.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy such shares.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com), based in San Rafael, is the parent company of Tamalpais Bank and Epic Wealth Management and is located at 630 Las Gallinas Avenue. The Company had total assets of $471 million and total deposits of $327 million as of March 31, 2006. In 2005, Epic was named one of only 38 financial institutions in the United States to receive the prestigious “Sm-All-Star” ranking by Sandler O’Neill & Partners LLP, a New York-based, full service investment-banking firm serving the financial industry. For additional information, please contact Mark Garwood at 415-526-6400.

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

851 Irwin Street, San Rafael, CA 94901 T: 415 526 6400 F: 415 526 6414
www.epicbancorp.com

About Tamalpais Bank

Tamalpais Bank (www.tambank.com), a wholly owned subsidiary of Epic Bancorp, operates six branches in Marin County and has announced plans to open a seventh in Tiburon in 2006. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael and Terra Linda. A seventh branch in Tiburon will open later this summer. Tamalpais also has loan production offices in Sacramento and in Santa Rosa.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business; (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

851 Irwin Street, San Rafael, CA 94901 T: 415 526 6400 F: 415 526 6414
www.epicbancorp.com